Wartsila  NSD  Latin  America
WARTSILA  NSD  CORPORATION

                   CONF1DENT1ALITY AGREEMENT NON CIRCUMVENTION
                    AGREEMENT AND MEMORANDUM OF UNDERSTANDING

This Confidentiality Agreement, Non Circumvention and Memorandum of Understanding ("Agreement"), effective as of November 6th, 1998, is made by and between Wartsila NSD Ecuador ("Wartsila") and Adair International ("Adair"), each singularly referred to as the Party and jointly referred to as the Parties.

Whereas:

(A) Wartsila wishes to design, obtain financing, construct, own, operate and maintain the Arjona Power Plant project which will be a minimum of 2OMWe with future potential expansion up to 50 MWe ("Project"), using natural gas from the Adair International Arjona (Chimichagua) gas field ("Arjona gas").

(B) Adair whishes to further develop and sell natural gas to the Project under a long term fuel supply agreement.

Now, therefore, inconsideration of the mutual benefits to he derived and the representations, warranties, covenants and conditions herein contained, and intending to be legally bound hereby, Wartsila and Adair hereby agree as follows:

1. This Agreement is made in order for Wartsila and Adair to disclose information required to develop the Project during the term of this Agreement. Such information -- may consist of technical, legal, financial and business information which may he required for the purpose of evaluating and running models for the economical feasibility of the Project and obtaining permits, contracts and financial closing.

2. As used herein, "Confidential Information" shall mean .any and all technical, legal, financial and or business information. including third party information furnished or disclosed, in whatever tangible form or medium, by Wartsila or Adair including, but riot limited to, product/services specifications, project structure, computer programs models, drawings, acquisition plans, financing plans, market plans and financial data, subject to the qualifications in Section 6.

3. In handling the Confidential information, Adair and Wartsila agree (a) to use the confidential information solely for the purposes stated above; (b) not to make disclosure of any such Confidential Information to anyone except those employees consultants and professional advisors of the Parties to whom disclosure 5 necessary for the purposes stated above; and (c) to appropriately notify such employees, consultants and advisors that the disclosure is made in confidence and to require them to keep the same in confidence in accordance with the terms and conditions of this Agreement. The obligations set forth herein shall be satisfied by the Parties through the exercise of at least the same degree of care used to strict disclosure of its own information of like importance.


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4.   The Parties  agree that each copy made of  Confidential  Information  shall contain and state the same confidential or proprietary notices or legends, if any, which appear on the original. Nothing herein shall be construed as granting to Adair any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by Wartsila.

5. This Agreement shall automatically expire after two (2) years after the date first mentioned above. Upon the expiration or termination of this Agreement or upon request of each Party, all Confidential information, together with any copies of same as may be authorized herein, shall be returned to the owner of such information or certified destroyed by each Party, except for documents the Parties may be required to retain to comply with applicable law, in which case the Party agrees the information shall so notify the owner of such information. Each Party agrees to treat the confidential information received as confidential for a period of five years from the date of receipt of same unless otherwise agreed to in writing by both parties; arid the requirements of use and confidentiality set forth herein shall survive after expiration or earlier termination of this Agreement.

6. The obligations imposed by this Agreement shall not apply to any information that (a) is already in the possession of, is known to, or is independently developed by each Party; or (b) is or becomes publicly available through no fault of each Party; or (c) is obtained by each Party from a third person without breach by such third person of an obligation of confidence with respect to the Confidential Information disclosed; or (d) is disclosed without restriction by one Party to the other; or (e) is required to he disclosed pursuant to the lawful order of a government agency or disclosure is required by operation of law, but in such event, only to extent of such inquired disclosure.

7. Adair agrees that for the duration of this Agreement it will not enter into any agreement, partnership or discussions with other power plant manufacturers, developers on other potential gas consumers of the Arjona gas.

8. Any claim, controversy or dispute between the parties, their agents, employees, officers, directors or affiliated agents ("Disputes") shall be resolved by arbitration conducted under the current Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitrator shall have authority to award compensatory damages only. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction hereof. The prevailing party, as determined by the arbitrary, shall he entitled to an award of reasonable attorney's fees and costs. The arbitration shall be conducted in Washington D.C Notwithstanding the foregoing, it is expressly agreed that either Party may seek injunctive relief or specific performance of the obligations hereunder in an appropriate court of law or equity.

9. This Agreement, together with any and all exhibits incorporated herein, constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement. No provision of this agreement shall be deemed waived, amended or modified by either party, unless such waiver, amendment or modification is made in writing and signed by both Parties. This Agreement supersedes all previous agreements between the Parties relating to the subject matter hereof.


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10.  Any notice to be given hereunder by either party to the other,  shall be in writing and shall be deemed given upon delivery, if sent by facsimile or by overnight courier, or five (5) days after such notice is sent if sent by certified mail, return receipt requested.

     A.   Notices  to  Wartsila  shall  be  addressed  to:

          WARTS  ILA  NSD  Ecuador
          Attn.  Mr.  Ben  van  den  Berg
          Av.  l2  de  October  2000,  Piso  8
          Quito,  Ecuador
          Phone:  593-2-235130
          Fax:  593-2-235110


     B.   Notices  to  Adair  shall  be  addressed  to:

          ADAIR  INTERNATIONAL
          Attn.  Mr.  John  W.  Adair
          3000  Richmond  Avenue,  Suite  100
          Houston,  Texas  77098
          Tel:+1-713-6218241
          Fax:+1-713-6218240



11. Both Wartsila and Adair expressly consent to jurisdiction in the state of New York for the purposes of any dispute which may arise under or be related to this Agreement.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to sign this Agreement as of the date first stated above.


WARTSILA  NSD                                      ADAIR


By:  /s/  Ben Van den Berg                         By:  /s/  John W. Adair
     ------------------------                           -------------------
Name:   Mr. Ben Van den Berg                       Name:  Mr. John W. Adair
Title:  Vice President  Wartsila  NSD  LA          Title:  CEO


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With  regards  to  the  development  of the Project both Parties hereby agree as following:

Whereas:

A. Wartsila wishes to design, obtain financing, construct, own, operate and maintain the Arjona Power Plant project which will be a minimum of 2OMWe with future potential expansion up to 50 Mew ("Project"), using natural gas from the Adair International Arjona (Chimichagua) gas field ("Arjona gas").
B. Adair whishes to further develop it's Chimichagua gas field and sell natural gas to the Project under a long term fuel supply agreement.

1.  Objective
Both Parties hereby agree to jointly develop above mentioned Project, the development of the Project will consist of the following phases:

Phase1: Feasibility study and due diligence of both Arjona gas field as well as the Project.

Phase 2: Project execution

2.  Tasks  and  duties
Tasks  and  duties  of  the  Parties  during  above  mentioned  phases:
Phase  1

a) Adair will perform and present all required studies and evaluations related to availability and quality of the Arjona gas to present to potential investors and lenders of the Project.
b) Wartsila will perform and present all required studies and evaluations related to the Project to present to potential investors and lenders of the Project. Such studies will consist of technical, legal, economical and commercial evaluation of the Project.
c) Both Parties wilt submit legal and or financial information regarding their company and activities if so requested by potential lenders and or investors.

Phase  2

a) Adair will own the Arjona gas field and produce and supply Arjona gas in quantities and quality agreed upon with the Project for the duration of the fuel supply agreement to be negotiated. The price of this Arjona gas will be market driven, both Parties nevertheless agree to exercise best efforts to bring such price up to price levels valid today at well site in that geographic area of the country.
b) Wartsila will engineer, arrange financing, construct, own and operate and maintain the Project using Arjona gas. The Project cost will be market driven, for the Project to be feasible the Project pricing nevertheless has be meet minimum investment criteria of Wartsila.
c) Both Parties will excise best efforts to obtain 100% financing for the Project, in such case Wartsila will own 60% of the Project and Adair 40%. Should 100% financing not be feasible than each Party will bring in equity equal to its share in The Project, being 60% Wartsila and 40% Adair. Both Parties may bring in other investors to the Project subject to the other Party's approval, such approval may not be unreasonable withheld.


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d)   Adair will assume all risk and  obligations of gas supply and Wartsila will assume all construction and operation risk of the Project.

3.  Time  frame
Both Parties agree that latest by the end of May 1999 all due diligence specified in Phase 1 has be completed. Upon that that, time both Parties will make a decision as to whether they will enter into Phase 2. conditions precedent for Phase 2 are:

a) Approval from all competent authorities, and having in place all required licenses and permits regarding the production, supply and commercialization of Arjona gas to the Project.
b)   Signing long term fuel supply agreement between Adair and Project.
c) Approval from all competent authorities, and having in place all required licenses and permits regarding the installation, operation of the Project.
d) Obtaining all required licenses and permits for commercialization of the power.
e) Signing up tong term economically feasible Power Purchase Agreement between the Project and industrial customer(s).
f)   Board approval within both Adair and Wartsila to proceed with the project.
g) Having assessed to the full satisfaction of both Parties and tenders the security of the Project given the risk factor involved due to the location of the Project.
h)   Obtaining financing for the Project.

4.  Development  costs
Development  costs  of  Arjona  gas  field  and  Project:
a) Adair will assume full responsibility and costs related to the development to the Arjona gas field and of the studies and evaluations mentioned in paragraph A above.
b) Wartsila will assume full responsibility and costs related to the development of the Project arid of the studies and evaluations mentioned in paragraphs B above
c) Both Parties hereby agree that costs related to the development of the Project will be reimbursed to Wartsila upon financial closing of the Project.

 IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to sign this Agreement as of the date first stated above.



WARTSILA  NSD                                      ADAIR


By:  /s/  Ben Van den Berg                         By:  /s/  John W. Adair
     ------------------------                           -------------------
Name:  Mr. Ben Van den Berg                        Name:  Mr. John W. Adair
Title:  Vice President  Wartsila  NSD  LA          Title:  CEO


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